Exhibit 3.1

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FLYWIRE CORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Flywire Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.    That the name of this corporation is Flywire Corporation, and that this corporation was originally incorporated pursuant to the General Corporation Law on July 31, 2009 under the name peerTransfer Corporation.

2.    An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 29, 2011.

3.    A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 11, 2011.

4.    A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 22, 2013.

5.    A Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 12, 2013.

6.    A Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 7, 2015.

7.    A Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 3, 2018.

8.    A Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 12, 2020 (the “Seventh Amended and Restated Certificate of Incorporation”).

9.    That the Board of Directors duly adopted resolutions proposing to amend and restate the Seventh Amended and Restated Certificate of Incorporation of this corporation in the form set forth in this Eighth Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Seventh Amended and Restated Certificate of Incorporation of this corporation be further amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Flywire Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 51,523,465 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of which (A) 48,500,000 shares are designated as Class A Common Stock (the “Class A Common Stock”) and (B) 3,023,465 shares are designated as Class B Common Stock (the “Class B Common Stock”), and (ii) 27,227,529 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”) of which (A) 4,825,062 shares are designated as Series A Preferred Stock (the “Series A Preferred Stock”), (B) 3,305,829 shares are designated as Series B Preferred Stock (the “Series B Preferred Stock”), (C) 2,775,311 shares are designated as Series B1-NV Preferred Stock (the “Series B1-NV Preferred Stock”), (D) 2,775,311 shares are designated as Series B1 Preferred Stock (the “Series B1 Preferred Stock” and together with the Series B Preferred Stock and the Series B1-NV Preferred Stock, the “Tier 1 Preferred Stock”), (E) 5,081,951 shares are designated as Series C Preferred Stock (the “Series C Preferred Stock”), (F) 2,208,334 shares are designated as Series D Preferred Stock (the “Series D Preferred Stock”), (G) 2,374,954 shares are designated as Series E-1 Preferred Stock (the “Series E-1 Preferred Stock”), (H) 2,966,090 shares are designated as Series E-2 Preferred Stock (the “Series E-2 Preferred Stock” and together with the Series E-1 Preferred Stock, the “Series E Preferred Stock”), (I) 857,312 shares are designated as Series F-1 Preferred Stock (the “Series F-1 Preferred Stock”) and (J) 57,375 shares are designated as Series F-2 Preferred Stock (the “Series F-2 Preferred Stock” and, together with the Series F-1 Preferred Stock, the “Series F Preferred Stock” and together with the Tier 1 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, the “Senior Preferred Stock”). The shares of Series B1 Preferred Stock and Series B1-NV Preferred Stock shall have identical rights, preferences, privileges, restrictions in every respect, except as expressly set forth in Part B of this Article Fourth.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	CERTAIN DEFINED TERMS

1.    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) has the meaning set forth in 12 C.F.R. § 225.2(e)(1).

2.    “Bank Holding Company Act’ shall mean the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.

3.    “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

4.    “Investors’ Rights Agreement” shall mean that certain Seventh Amended and Restated Investors’ Rights Agreement, dated on or around the Original Issue Date, by and among the Corporation and certain of its stockholders, as may be amended in accordance with its terms.

5.    “Person” shall mean an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

6.    “Purchase Agreement” shall mean that certain Series F Preferred Stock Purchase Agreement, dated on or around the Original Issue Date, by and among the Corporation and certain of its stockholders, as may be amended in accordance with its terms.

7.    “Regulated Investor” shall mean any stockholder that is a bank, bank holding company, financial holding company or an entity that is controlled by a bank, a bank holding company or a financial holding company, in each case, as such terms are defined under the Bank Holding Company Act.

8.    “Regulation Y” shall mean Regulation Y under the Bank Holding Company Act as promulgated by the Federal Reserve Board (or any replacement or successor provision thereto, and as may be amended or otherwise modified from time to time).

9.    “Voting Agreement” shall mean that certain Seventh Amended and Restated Voting Agreement, dated on or around the Original Issue Date, by and among the Corporation and certain of its stockholders, as may be amended in accordance with its terms.

B.	COMMON STOCK

1.    General. The voting powers, dividend and liquidation rights and preferences of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein. The Class A Common Stock and Class B Common Stock will be identical in all respects except as otherwise expressly set forth in this Article Fourth. Dividends paid on shares of Class A Common Stock in the form of shares of Common Stock shall be paid in the form of shares of Class A Common Stock, and dividends paid on shares of Class B Common Stock in the form of shares of Common Stock shall be paid in the form of shares of Class B Common Stock. The Corporation shall not declare or make any dividend or distribution upon or effect any subdivision or combination (in each case, through a stock split, reverse stock split, stock dividend, merger, recapitalization or otherwise) of the Class A Common Stock or Class B Common Stock unless the Corporation simultaneously declares or makes an identical (other than with respect to voting rights) dividend or distribution upon or effects an identical subdivision or combination of the Class B Common

Stock or Class A Common Stock, respectively. All shares of Common Stock shall have the same dividend and liquidation rights, and the holders thereof shall be entitled to receive dividends and liquidating distributions with respect to their shares of Common Stock on a pari passu basis with each other.

2.    Voting. The holders of the Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Except as expressly set forth herein or as otherwise required under the General Corporation Law or other applicable law, the holders of Class B Common Stock shall have no voting rights in respect of such shares.

C.	PREFERRED STOCK

The shares of Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, as applicable. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1.    Dividends.

1.1    From and after the date of the issuance of any shares of Preferred Stock until and including July 3, 2018, dividends at a rate per annum of eight percent (8%) of the Series C Original Issue Price (as defined below) shall accrue with respect to such shares of Series C Preferred Stock (the “Series C Dividend”), dividends at a rate per annum of eight percent (8%) of the Series B1 Original Issue Price (as defined below) shall accrue with respect to such shares of Series B1 Preferred Stock (the “Series B1 Dividend”), dividends at a rate per annum of eight percent (8%) of the Series B1-NV Original Issue Price (as defined below) shall accrue with respect to such shares of Series B1-NV Preferred Stock (the “Series B1-NV Dividend”), dividends at a rate per annum of eight percent (8%) of the Series B Original Issue Price (as defined below) shall accrue with respect to such shares of Series B Preferred Stock (the “Series B Dividend”), and dividends at a rate per annum of eight percent (8%) of the Series A Original Issue Price (as defined below) shall accrue with respect to such shares of Series A Preferred Stock (the “Series A Dividend,” and each of the Series A Dividend, the Series B Dividend, the Series B1-NV Dividend, Series B1 Dividend and Series C Dividend are sometimes referred to herein as the “Accrued Dividends”). The Accrued Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in Subsection 2.4, Subsection 2.5, and Subsection 2.6, such Accrued Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accrued Dividends. The “Series A Original Issue Price” shall mean $1.974 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $1.974 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series B1-NV Original Issue Price” shall mean $2.252 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B1-NV Preferred Stock. The “Series B1 Original Issue Price” shall mean $2.252 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B1 Preferred Stock. The “Series C Original Issue Price” shall mean $4.44 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $22.6415 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E Original Issue Price” shall mean $32.0287 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series F Original Issue Price” shall mean $69.9862 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock. The “Applicable Original Issue Price” shall mean the Series A Original Issue Price with respect to the Series A Preferred Stock, the Series B Original Issue Price with respect to the Series B Preferred Stock, the Series B1-NV Original Issue Price with respect to the Series B1-NV Preferred Stock, the Series B1 Original Issue Price with respect to the Series B1 Preferred Stock, the Series C Original Issue Price with respect to the Series C Preferred Stock, the Series D Original Issue Price with respect to the Series D Preferred Stock, the Series E Original Issue Price with respect to the Series E Preferred Stock, and the Series F Original Issue Price with respect to the Series F Preferred Stock.

1.2    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the Accrued Dividends as set forth in Subsection 2.4, Subsection 2.5 and Subsection 2.6) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series F Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series F Preferred Stock in an amount at least equal to the greater of (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series F Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series F Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series F Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the

Series F Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series F Preferred Stock pursuant to this Subsection 1.2 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend payable to such holders of Series F Preferred Stock. The Corporation shall not declare or make any dividend or distribution upon or effect any subdivision or combination (in each case, through a stock split, reverse stock split, stock dividend, merger, recapitalization or otherwise) of the Series F-1 Preferred Stock or Series F-2 Preferred Stock unless the Corporation simultaneously declares or makes an identical (other than with respect to voting rights) dividend or distribution upon or effects an identical subdivision or combination of the Series F-1 Preferred Stock or Series F-2 Preferred Stock, respectively.

1.3    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the Accrued Dividends as set forth in Subsection 2.4, Subsection 2.5 and Subsection 2.6) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series E Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to the greater of (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series E Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series E Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series E Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series E Preferred Stock pursuant to this Subsection 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend payable to such holders of Series E Preferred Stock. The Corporation shall not declare or make any dividend or distribution upon or effect any subdivision or combination (in each case, through a stock split, reverse stock split, stock dividend, merger, recapitalization or otherwise) of the Series E-1 Preferred Stock or Series E-2 Preferred Stock unless the Corporation simultaneously declares or makes an identical (other than with respect to voting rights) dividend or distribution upon or effects an identical subdivision or combination of the Series E-1 Preferred Stock or Series E-2 Preferred Stock, respectively.

1.4    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the Accrued Dividends as set forth in Subsection 2.4, Subsection 2.5 and Subsection 2.6) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the greater of (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series D Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Subsection 1.4 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend payable to such holders of Series D Preferred Stock.

1.5    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the Accrued Dividends as set forth in Subsection 2.5 and Subsection 2.6) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series C Dividends accrued on such share of Series C Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series C Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this Subsection 1.5 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend payable to such holders of Series C Preferred Stock.

1.6    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the Accrued Dividends as set forth in Subsection 2.4 and Subsection 2.6) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Tier 1 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Tier 1 Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accrued Dividends accrued on such share of Tier 1 Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Tier 1 Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of such Tier 1 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of such Tier 1 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Applicable Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Tier 1 Preferred Stock pursuant to this Subsection 1.6 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend payable to such holders of Tier 1 Preferred Stock.

1.7    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the Accrued Dividends as set forth in Subsection 2.4 and Subsection 2.5) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series A Dividends accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Subsection 1.7 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend payable to such holders of Series A Preferred Stock.

2.    Liquidation, Dissolution or Winding Up: Certain Mergers, Consolidations and Asset Sales.

2.1    Preferential Payments to Holders of Series F Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of (i) Series E Preferred Stock, (ii) Series D Preferred Stock, (iii) Series C Preferred Stock, (iv) Tier 1 Preferred Stock, (v) Series A Preferred Stock, (vi) Common Stock or (vii) any other class or series of capital stock of the Corporation, in each case, by reason of their ownership thereof, an amount per share equal to the greater of (a) the Series F Original Issue Price, plus any dividends declared but unpaid thereon or (b) such amount per share as would have been payable had all shares of Series F Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series F Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2    Preferential Payments to Holders of Series E Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of (i) Series D Preferred Stock, (ii) Series C Preferred Stock, (iii) Tier 1 Preferred Stock, (iv) Series A Preferred Stock, (v) Common Stock or (vi) any other class or series of capital stock of the Corporation, in each case, by reason of their ownership thereof, an amount per share equal to the greater of (a) (1) in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event consummated before February 12, 2022, an amount equal to 125% the Series E Original Issue Price, plus any dividends declared but unpaid thereon and (2) in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event consummated on or after February 12, 2022, an amount equal to the Series E Original Issue Price, plus any dividends declared but unpaid thereon or (b) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, after the payment of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3    Preferential Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above and to the holders of the shares of Series E Preferred Stock in accordance with Subsection 2.1 above, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of (i) Series C Preferred Stock, (ii) Tier 1 Preferred Stock, (iii) Series A Preferred Stock, (iv) Common Stock or (v) any other class or series of capital stock of the Corporation, in each case, by reason of their ownership thereof, an amount per share equal to the greater of (a) the Series D Original Issue Price, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, after the payment of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above and after the payment in full of the preferential amounts required to be paid to the holders of the shares of Series E Preferred Stock in accordance with Subsection 2.2 above, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.4    Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above, to the holders of the shares of Series E Preferred Stock in accordance with Subsection 2.12 above and to the holders of shares of Series D Preferred Stock in accordance with Subsection 2.3 above, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of (i) Tier 1 Preferred Stock, (ii) Series A Preferred Stock, (iii) Common Stock or (iv) any other class or series of capital stock of the Corporation, in each case, by reason of their ownership thereof, an amount per share equal to the greater of (a) the Series C Original Issue Price, plus any Accrued Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (b) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.4, after the payment in full of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above, after the payment in full of the preferential amounts required to be paid to the holders of the shares of Series E Preferred Stock in accordance with Subsection 2.2 above and after the payment in full of the preferential amounts required to be paid to the holders of the shares of Series D Preferred Stock in accordance with Subsection 2.3 above, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.5    Preferential Payments to Holders of Tier 1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment in full of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above, to the holders of the shares of Series E Preferred Stock in accordance with Subsection 2.2 above, to the holders of the shares of Series D Preferred Stock in accordance with Subsection 2.3 above and to the holders of the shares of Series C Preferred Stock in accordance with Subsection 2.4 above, the holders of shares of each series of Tier 1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of (i) Series A Preferred Stock or (ii) Common Stock, in each case, by reason of their ownership thereof, an amount per share equal to the greater of (a) the Applicable Original Issue Price of such series of Tier 1 Preferred Stock, plus any Accrued Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (b) such amount per share as would have been payable had all shares of such series of Tier 1 Preferred Stock, as applicable, been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount” in the case of the Series 13 Preferred Stock, the “Series B1-NV Liquidation Amount” in the case of the Series B1-NV Preferred Stock, and the “Series B1 Liquidation Amount” in the case of the Series B1 Preferred Stock). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Tier 1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.5, after the payment in full of the preferential amounts required to be paid to the holders of the shares of Series F Preferred Stock in accordance with Subsection 2.1 above, after the payment in full of the preferential amounts required to be paid to the holders of the shares of Series E Preferred Stock in accordance with Subsection 2.2 above, the preferential amounts required to be paid to the holders of shares of Series D Preferred Stock in accordance with Subsection 2.3 above, and the preferential amounts required to be paid to the holders of the shares of Series C Preferred Stock in accordance with Subsection 2.4 above, the holders of shares of Tier 1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.6    Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the preferential amounts required to be paid to the holders of shares of each series of Senior Preferred Stock in accordance with Subsection 2.1, Subsection 2.2, Subsection 2.3, Subsection 2.4 and Subsection 2.5 above, as applicable, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (a) Series A Original Issue Price, plus any Accrued Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.6 after the payment in full of the preferential amounts required to be paid to the holders of shares of each series of Senior Preferred Stock in accordance with Subsection 2.1, Subsection 2.2, Subsection 2.3, Subsection 2.4 and Subsection 2.5 above, as applicable, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of any remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.7    Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series B1-NV Preferred Stock and Series B1 Preferred Stock and Series A Preferred Stock in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 above, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.8    Deemed Liquidation Events.

2.8.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock and Series F-1 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the “Requisite Holders”), (ii) the holders of a majority of the outstanding shares of Series B1 Preferred Stock, voting as a separate class, (iii) the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class (the “Requisite Series C Holders”), (iv) the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class, (v) the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class, and (vi) the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class, elect otherwise by written notice sent to the Corporation at least seven (7) days prior to the effective date of any such event:

(a)    a merger, consolidation or similar transaction in which

(i)    the Corporation is a constituent party or

(ii)    a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation or similar transaction,

except any such merger, consolidation or similar transaction involving the Corporation or a subsidiary in which the holders of shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation or similar transaction continue to represent, or such holders’ shares are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation or similar transaction, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, consolidation or similar transaction, the parent corporation of such surviving or resulting corporation, in each case, with rights, preferences, powers and other provisions that are substantially identical to the rights, preferences, powers and other provisions of the capital stock each such holder held immediately prior to such merger, consolidation or similar transaction; or

(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.8.2    Effecting a Deemed Liquidation Event.

(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.8.1(a)(i) unless the purchase agreement or agreement and plan of merger or consolidation for such transaction (the “Purchase Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.3, 2.4, 2.5, 2.6, 2.6 and 2.77.

(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.8.1(a)(ii) or 2.8.1(b)., if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders, the Requisite Series C Holders, the Requisite Series D Holders (as defined below), the Requisite Series E Holders (as defined below) or the Requisite Series F Holders (as defined below) so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event (the “Redemption Date”), to first redeem all outstanding shares of Series F Preferred Stock at a price per share equal to the Series F Liquidation Amount (the “Series F Redemption Price”), second redeem all outstanding shares of Series E Preferred Stock at a price per share equal to the Series E Liquidation Amount (the “Series E Redemption Price”), third redeem all outstanding shares of Series D Preferred Stock at a price per share equal to the Series D Liquidation Amount (the “Series D Redemption Price”), fourth redeem all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount (the “Series C Redemption Price”), fifth redeem all outstanding shares of Tier 1 Preferred Stock at a price per share equal to the Series B Liquidation Amount in the case of the Series B Preferred Stock (the “Series B Redemption Price”), the Series B1 - NV Liquidation Amount in the case of the Series B1-NV Preferred Stock (the “Series B1-NV Redemption Price”), and the Series B1 Liquidation Amount in the case of the Series B1 Preferred Stock (the “Series B1 Redemption Price”), and sixth redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount (the “Series A Redemption Price”). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, (i) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series F Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series F Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares of Series F Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders, (ii) if, after the redemption in full of the Series F Preferred Stock, the Available Proceeds are not sufficient to redeem all outstanding shares of Series E Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series E Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares of Series E Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders, (iii) if, after the redemption in full of the Series F Preferred Stock and the Series E Preferred Stock, the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Series D Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series D Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares of Series D Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders, (iv) if, after the redemption in full of the Series F Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock, the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares of Series C Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders, (v) if, after the redemption in full of the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock, the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Tier 1 Preferred Stock, the Corporation shall ratably redeem (based upon the aggregate amount payable on each share of Tier 1 Preferred Stock if the Applicable Redemption Price for such share was paid in full) each holder’s shares of Tier 1 Preferred Stock to the fullest extent of such remaining Available Proceeds, and shall redeem the remaining shares of Tier 1 Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders and (vi) if, after the redemption in full of the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, Series C Preferred Stock and Tier 1 Preferred Stock, the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series A Preferred Stock to the fullest extent of such remaining Available Proceeds, and shall redeem the remaining shares of Series A Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The “Applicable Redemption Price” shall mean the Series A Redemption Price with respect to the Series A Preferred Stock, the Series B Redemption Price with respect to the Series B Preferred Stock, the Series B1-NV Redemption Price with respect to the Series B1-NV Preferred Stock, the Series B1 Redemption Price with respect to the Series B1 Preferred Stock, the Series C Redemption Price with respect to the Series C Preferred Stock, the Series D Redemption Price with respect to the Series D Preferred Stock, the Series E Redemption Price with respect to the Series E Preferred Stock and the Series F Redemption Price with respect to the Series F Preferred Stock. If the requisite holders of Preferred Stock elect to have their shares redeemed pursuant to this Subsection 2.8.2(b), the Corporation shall send written notice (the “Redemption Notice”) to each applicable holder of record of Preferred Stock not less than twenty (20) days prior to the Redemption Date stating: (a) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (b) the Redemption Date and the Applicable Redemption Price; (c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and (d) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. Prior to the distribution or redemption provided for in this Subsection 2.8.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date, the Applicable Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

2.8.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event, other disposition or redemption (the “Distributed Amount”) shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation (including at least two of the Preferred Directors (as defined below), one of which shall be the Series C Director (as defined in the Corporation’s Seventh Amended and Restated Voting Agreement)). Subject to Subsection 2.8.5 below, to the extent that the Distributed Amount consists of cash and non-cash consideration, the portion of the Distributed Amount consisting of cash consideration and the portion of the Distributed Amount consisting of non-cash consideration, respectively, shall be allocated among the holders of capital stock of the Corporation on a pro rata basis.

2.8.4    Allocation of Escrow. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies (the “Additional Consideration”), the Purchase Agreement or other acquisition agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.3, 2.4, 2.5, 2.6, 2.6 and 2.7 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.3, 2.4, 2.5, 2.6, 2.6 and 2.7 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

2.8.5    Consideration to Regulated Investors. Notwithstanding anything herein to the contrary, in the event of any liquidation, dissolution or winding up of the Corporation, Deemed Liquidation Event or redemption under this Subsection 2.8, no Regulated Investor shall be required to accept any (a) shares of a bank, bank holding company, financial holding company or covered fund (as each such term is defined in the Bank Holding Company Act); (b) non-marketable securities, the receipt of which would be impermissible, unduly burdensome or present legal, regulatory operational or reputational risks to such Regulated Investor or any of its Affiliates; or (c) securities that do not meet each of the following three conditions: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (as amended, the “Exchange Act”), (ii) the issuer thereof is then current in its filing of all required reports and other information under the Exchange Act and the Securities Act of 1933 and the rules and regulations promulgated thereunder (as amended, the “Securities Act”) and (iii) that consist of a class of common equity that is then traded on a national securities exchange, and, to the extent necessary, any such consideration enumerated in the foregoing clauses (a) through (c) which such Regulated Investor would otherwise be required to receive will instead be paid to such Regulated Investor in the form of cash based upon the then-current fair market value of such non-cash consideration, as determined in good faith by the Board of Directors.

3.    Voting.

3.1    General.

3.1.1    Voting Rights of Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock and Series F-1 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock or Series F-1 Preferred Stock (as the case may be) held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock and Series F-1 Preferred Stock shall vote together with the holders of Class A Common Stock as a single class, on an as-converted basis. Except as expressly set forth herein or as otherwise required under the General Corporation Law or other applicable law, the holders of Series E-2 Preferred Stock and the holders of Series F-2 Preferred Stock shall have no voting rights in respect of such shares.

3.1.2    Voting Rights of Series B1-NV Preferred Stock. Except (a) for any matters on which the vote of the holders of Series B1 -NV Preferred Stock as a separate class or series is required under the General Corporation Law or other applicable law and (b) as otherwise expressly set forth in this Certificate of Incorporation, each holder of outstanding shares of Series B1-NV Preferred Stock shall have no right to vote in respect of any share of Series B1-NV Preferred Stock held by such holder. Notwithstanding anything to the contrary in this Certificate of Incorporation or otherwise, (i) the Series B1-NV Preferred Stock shall not vote together with the holders of Common Stock as a single class on an as-converted basis, and (ii) except as expressly set forth in this Certificate of Incorporation, the Series B1-NV Preferred Stock shall not be considered stock that is entitled to vote on any matter presented to the stockholders of the Corporation, including, without limitation, for purposes of the following sections of the General Corporation Law: Section 211 (Meetings of Stockholders), Section 228 (Consent of Stockholders or Members in lieu of Meeting), Section 242 (Amendment of Certificate of Incorporation), Section 245 (Restated Certificate of Incorporation), Section 251 (Merger or Consolidation of Domestic Corporations), Section 252 (Merger or Consolidation of Domestic and Foreign Corporations) and Section 271 (Sale, Lease or Exchange of Assets).

3.2    Election of Directors. (i) The holders of record of the shares of Preferred Stock (excluding the Series B1-NV Preferred Stock, the Series E-2 Preferred Stock and the Series F-2 Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect three (3) directors of the Corporation by the affirmative vote of a majority of the outstanding voting power of such class and (ii) the holders of record of the shares of Class A Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation by the affirmative vote of a majority of the outstanding voting power of such class. The directors elected pursuant to Subsection 3.2(i) shall be referred to herein as the “Preferred Directors” and the director elected by the holders of Class A Common Stock shall be referred to herein as the “Common Director”. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock or Class A Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of Preferred Stock or Class A Common Stock, as the case may be, pursuant to the Voting Agreement, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Class A Common Stock and of any other class or series of voting stock (including the Preferred Stock but excluding the Series E-2 Preferred Stock and the Series F-2 Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation, two of which directors shall be Independent Directors (as defined in the Voting Agreement), by the affirmative vote of a majority of the outstanding voting power of such class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Preferred Stock and the rights of the holders of the Class A Common Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Original Issue Date (as defined below) on which there are issued and outstanding less than 5,454,032 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock). A copy of the Voting Agreement shall be provided without cost to any stockholder of the Corporation upon a written request delivered to the Secretary of the Corporation at its principal place of business.

3.3    Preferred Stock Protective Provisions. At any time when at least 5,454,032 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, and shall cause any subsidiary to not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1

(a)    liquidate, dissolve or wind-up the business and affairs of the Corporation or consent to any of the foregoing; provided, however, that (i) all holders of shares of Series E-2 Preferred Stock shall be entitled to vote such shares of Series E-2 Preferred Stock they may hold in respect thereof, and all such shares of Series E-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained and (ii) all holders of shares of Series F-2 Preferred Stock shall be entitled to vote such shares of Series F-2 Preferred Stock they may hold in respect thereof, and all such shares of Series F-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained; or

(b)    effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2    amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of any series of Preferred Stock; provided, however, that, notwithstanding the foregoing, in the event any amendment, alteration or repeal significantly and adversely affects the rights or preferences of any shares of capital stock held by a Regulated Investor (including, without limitation, shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F-1 Preferred Stock and/or Series F-2 Preferred Stock), as determined by such Regulated

Investor under Regulation Y (any such amendment, alteration or repeal, a “Regulated Investor Amendment”), (i) all holders of shares of Series E-2 Preferred Stock shall be entitled to vote such shares of Series E-2 Preferred Stock they may hold in respect thereof, and all such shares of Series E-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained and (ii) all holders of shares of Series F-2 Preferred Stock shall be entitled to vote such shares of Series F-2 Preferred Stock they may hold in respect thereof, and all such shares of Series F-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained;

3.3.3    increase or decrease the authorized number of shares of Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series B1-NV Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F-1 Preferred Stock, Series F-2 Preferred Stock or Common Stock; provided, however, that, notwithstanding the foregoing, in the event of any proposed decrease in the authorized number of shares of (i) Class B Common Stock or Series E-2 Preferred Stock, all holders of shares of Series E-2 Preferred Stock shall be entitled to vote such shares of Series E-2 Preferred Stock they may hold in respect thereof, and all such shares of Series E-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained, and (ii) Class B Common Stock or Series F-2 Preferred Stock, all holders of shares of Series F-2 Preferred Stock shall be entitled to vote such shares of Series F-2 Preferred Stock they may hold in respect thereof, and all such shares of Series F-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained;

3.3.4    create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to any series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; provided, however, that, notwithstanding the foregoing, (i) all holders of shares of Series E-2 Preferred Stock shall be entitled to vote such shares of Series E-2 Preferred Stock they may hold in respect thereof, and all such shares of Series E-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained, in respect of the creation, or authorization to create, or issuance or obligation to issue shares of, any additional class or series of capital stock which ranks senior to the Series E-2 Preferred Stock and (ii) all holders of shares of Series F-2 Preferred Stock shall be entitled to vote such shares of Series F-2 Preferred Stock they may hold in respect thereof, and all such shares of Series F-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained, in respect of the creation, or authorization to create, or issuance or obligation to issue shares of, any additional class or series of capital stock which ranks senior to the Series F-2 Preferred Stock;

3.3.5

(a)    (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to any series of Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred Stock in respect of any such right, preference or privilege; provided, however, that, notwithstanding the foregoing, (i) in respect of any reclassification, alteration or amendment that would render such security senior to the Series E Preferred Stock, all holders of shares of Series E-2 Preferred Stock shall be entitled to vote such shares of Series E-2 Preferred Stock they may hold in respect thereof, and all such shares of Series E-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained, in respect thereof and (ii) in respect of any reclassification, alteration or amendment that would render such security senior to the Series F Preferred Stock, all holders of shares of Series F-2 Preferred Stock shall be entitled to vote such shares of Series F-2 Preferred Stock they may hold in respect thereof, and all such shares of Series F-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Holders has been obtained, in respect thereof; or

(b)    reclassify, alter or amend any existing security of the Corporation that is junior to any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security pari passu with the Preferred Stock in respect of any such right, preference or privilege;

3.3.6    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein (including, without limitation, redemptions of shares of Series F Preferred Stock pursuant to Subsection 7.2 and/or Series E Preferred Stock pursuant to Subsection 7.3 of this Certificate of Incorporation), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof and (iv) the acceptance of shares of Common Stock or Preferred Stock from any Regulated Investor in accordance with a BHCA Tender (as defined in the Investors’ Rights Agreement) (clauses (i) through (iv), collectively, the “Permitted Transactions”);

3.3.7    create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000;

3.3.8    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.9    adopt any new or amend any existing equity incentive plan; or

3.3.10    increase or decrease the authorized number of directors constituting the Board of Directors or change the method of electing directors to the Board of Directors.

3.4    Series B1 Preferred Stock Protective Provisions. At any time when at least 533,839 shares of Series B1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B1 Preferred Stock) are outstanding, the Corporation shall not, and shall cause any subsidiary to not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B1 Preferred Stock, voting as a separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1    amend or waive the amounts payable to holders of Series B1 Preferred Stock or Series B1-NV Preferred Stock in connection with a Deemed Liquidation Event (including any amounts in respect of any accrued but unpaid dividends);

3.4.2    amend, alter or repeal any provision of this Certificate of Incorporation in a manner that adversely affects any powers, preferences or rights of the Series B1 Preferred Stock or Series B1-NV Preferred Stock in a manner that is disproportionately adverse relative to the effect on any other series of Preferred Stock (it being understood that the issuance and sale by the Corporation in a bona fide capital raising transaction of a new series of capital stock with powers, preferences or rights senior to, on parity with or junior to the Series B1 Preferred Stock or Series B1-NV Preferred Stock shall not constitute an alteration or change of the powers, preferences or rights of the Series B1 Preferred Stock or Series B1 -NV Preferred Stock for this purpose);

3.4.3    increase the authorized number of shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock; or

3.4.4    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than any Permitted Transaction.

3.5    Series C Preferred Stock Protective Provisions. At any time when at least 953,099 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, and shall cause any subsidiary to not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Requisite Series C Holders, voting as a separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1    amend or waive the amounts payable to holders of Series C Preferred Stock in connection with a Deemed Liquidation Event (including any amounts in respect of any accrued but unpaid dividends);

3.5.2    amend, alter or repeal any provision of this Certificate of Incorporation in a manner that adversely affects any powers, preferences or rights of the Series C Preferred Stock in a manner that is disproportionately adverse relative to the effect on any other series of Preferred Stock (it being understood that (x) the issuance and sale by the Corporation in a bona fide capital raising transaction of a new series of capital stock with powers, preferences or rights senior to, on parity with or junior to the Series C Preferred Stock shall not constitute an alteration or change of the powers, preferences or rights of the Series C Preferred Stock for this purpose and (y) any modification to the terms of this Subsection 3.5 shall constitute an alteration or change of the powers, preferences or rights of the Series C Preferred Stock for this purpose);

3.5.3    increase the authorized number of shares of Series C Preferred Stock; or

3.5.4    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than any Permitted Transaction.

3.6    Series D Preferred Stock Protective Provisions. At any time when at least 441,667 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, and shall cause any subsidiary to not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock (the “Requisite Series D Holders”), voting as a separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1    amend or waive the amounts payable to holders of Series D Preferred Stock in connection with a Deemed Liquidation Event (including any amounts in respect of any declared but unpaid dividends);

3.6.2    amend, alter or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects any powers, preferences or rights of the Series D Preferred Stock in a manner that is adverse to the Series D Preferred Stock (it being understood that (x) the issuance and sale by the Corporation in a bona fide capital raising transaction of a new series of capital stock with powers, preferences or rights senior to, on parity with or junior to the Series D Preferred Stock shall not constitute an alteration or change of the powers, preferences or rights of the Series D Preferred Stock for this purpose and (y) any modification to the terms of this Subsection 3.6 shall constitute an alteration or change of the powers, preferences or rights of the Series D Preferred Stock for this purpose);

3.6.3    increase the authorized number of shares of Series D Preferred Stock; or

3.6.4    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than any Permitted Transaction.

3.7    Series E Preferred Stock Protective Provisions. At any time when at least 936,660 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock) are outstanding, the Corporation shall not, and shall cause any subsidiary to not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E-1 Preferred Stock (the “Requisite Series E Holders”), voting as a separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect; provided, however, that all holders of shares of Series E-2 Preferred Stock shall be entitled to vote such shares of Series E-2 Preferred Stock they may hold in the cases of Subsection 3.7.1 and Subsection 3.7.2 (solely in the event such amendment, alteration, waiver or repeal under Subsection 3.7.2 is a Regulated Investor Amendment), and all such outstanding shares of Series E-2 Preferred Stock shall be entitled to vote thereon and shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Series E Holders has been obtained:

3.7.1    amend or waive the amounts payable to holders of Series E Preferred Stock in connection with a Deemed Liquidation Event (including any amounts in respect of any declared but unpaid dividends);

3.7.2    amend, alter, waive or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects any powers, preferences or rights of the Series E Preferred Stock in a manner that is adverse to the Series E Preferred Stock (it being understood that (x) the issuance and sale by the Corporation in a bona fide capital raising transaction of a new series of capital stock with powers, preferences or rights senior to, on parity with or junior to the Series E Preferred Stock shall not constitute an alteration or change of the powers, preferences or rights of the Series E Preferred Stock for this purpose and (y) any modification to the terms of this Subsection 3.7 shall constitute an alteration or change of the powers, preferences or rights of the Series E Preferred Stock for this purpose);

3.7.3    increase the authorized number of shares of Series E-1 Preferred Stock or Series E-2 Preferred Stock; or

3.7.4    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than any Permitted Transaction.

3.8    Series F Preferred Stock Protective Provisions. At any time when at least 214,328 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock) are outstanding, the Corporation shall not, and shall cause any subsidiary to not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series F-1 Preferred Stock (the “Requisite Series F Holders”), voting as a separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect; provided, however, that all holders of shares of Series F-2 Preferred Stock shall be entitled to vote such shares of Series F-2 Preferred Stock they may hold in the cases of Subsection 3.8.1 and Subsection 3.8.2 (solely in the event such amendment, alteration, waiver or repeal under Subsection 3.8.2 is a Regulated Investor Amendment), and all such outstanding shares of Series F-2 Preferred Stock shall be entitled to vote thereon and shall be counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the Requisite Series F Holders has been obtained:

3.8.1    amend or waive the amounts payable to holders of Series F Preferred Stock in connection with a Deemed Liquidation Event (including any amounts in respect of any declared but unpaid dividends);

3.8.2    amend, alter, waive or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects any powers, preferences or rights of the Series F Preferred Stock in a manner that is adverse to the Series F Preferred Stock (it being understood that (x) the issuance and sale by the Corporation in a bona fide capital raising transaction of a new series of capital stock with powers, preferences or rights senior to, on parity with or junior to the Series F Preferred Stock shall not constitute an alteration or change of the powers, preferences or rights of the Series F Preferred Stock for this purpose and (y) any modification to the terms of this Subsection 3.8 shall constitute an alteration or change of the powers, preferences or rights of the Series F Preferred Stock for this purpose);

3.8.3    increase the authorized number of shares of Series F-1 Preferred Stock or Series F-2 Preferred Stock; or

3.8.4    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than any Permitted Transaction.

4.    Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1    Right to Convert.

4.1.1    Conversion Ratio. Each share of (i) Preferred Stock (other than the Series E-2 Preferred Stock and the Series F-2 Preferred Stock) shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Applicable Original Issue Price by the Applicable Conversion Price (as defined below) in effect at the time of conversion, (ii) Series E-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion and (iii) Series F-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Series F Original Issue Price by the Series F Conversion Price (as defined below) in effect at the time of conversion. The “Applicable Conversion Price” shall mean, as the context so requires, the Series A Conversion Price, with respect to the conversion of shares of Series A Preferred Stock; the Series B Conversion Price, with respect to the conversion of shares of Series B Preferred Stock; the Series B1-NV Conversion Price, with respect to the conversion of shares of Series B1-NV Preferred Stock; the Series B1 Conversion Price, with respect to the conversion of shares of Series B1 Preferred Stock; the Series C Conversion Price, with respect to the conversion of shares of Series C Preferred Stock; the Series D Conversion Price, with respect to the conversion of shares of Series D Preferred Stock; the Series E Conversion Price, with respect to the conversion of shares of Series E-1 Preferred Stock and shares of Series E-2 Preferred Stock; and the Series F Conversion Price, with respect to the conversion of shares of Series F-1 Preferred Stock and shares of Series F-2 Preferred Stock. The “Series A Conversion Price” shall initially be equal to $1.974. The “Series B Conversion Price” shall initially be equal to $1.974. The “Series B1-NV Conversion Price” shall initially be equal to $2.252. The “Series B1 Conversion Price” shall initially be equal to $2.252. The “Series C Conversion Price” shall initially be equal to $4.44. The “Series D Conversion Price” shall initially be equal to $22.6415. The “Series E Conversion Price” shall initially be equal to $32.0287. The “Series F Conversion Price” shall initially be equal to $69.9862. The Applicable Conversion Price, and the rate at which shares of each series of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2    Regulated Investor Right to Convert. Subject to Subsection 4.1.3 below, each Regulated Investor shall, at its option, have the right to irrevocably convert (i) any shares of Series E-1 Preferred Stock held by such holder into an equivalent number of shares of

Series E-2 Preferred Stock (i.e., on a one-to-one basis), (ii) any shares of Series F-1 Preferred Stock held by such holder into an equivalent number of shares of Series F-2 Preferred Stock (i.e., on a one-to-one basis) and (iii) any shares of Class A Common Stock held by such holder into an equivalent number of shares of Class B Common Stock (i.e., on a one-to-one basis), in each case, at any time and without the payment of additional consideration by such holder. Upon receipt of any notice from a Regulated Investor of its election to convert any shares of the Corporation’s capital stock held by such Regulated Investor pursuant to this Subsection 4.1.2, prior to effecting such conversion, the Corporation shall promptly (and, in any event, within three business days after receipt of such notice) notify in writing all other Regulated Investors of all terms of such conversion, including (A) the Regulated Investor effecting such conversion and (B) the number, class and series of shares which such Regulated Investor is converting and the number, class and series of such shares into which such shares shall convert.

4.1.3    Series F-2 Preferred Stock, Series E-2 Preferred Stock and Class B Common Stock Conversion. Upon a transfer of any shares of Series F-2 Preferred Stock, Series E-2 Preferred Stock and/or Class B Common Stock to: (i) a transferee in a widespread public distribution of the voting securities of the Corporation; (ii) an underwriter for the purpose of conducting a widespread public distribution of the voting securities of the Corporation; (iii) as part of a bona fide private placement in which no single Person would receive 2% or more of any class of voting securities of the Corporation or (iv) a transferee if such transferee would control more than 50% of the voting securities of the Corporation notwithstanding any transfer of shares of Series F-2 Preferred Stock, Series E-2 Preferred Stock and/or Class B Common Stock (each, a “Dispersion Transaction”), then such shares of Series F-2 Preferred Stock, Series E-2 Preferred Stock and/or Class B Common Stock, as applicable, shall automatically and immediately after the consummation of such transfer convert as follows: (x) all shares of Series E-2 Preferred Stock so transferred shall convert into an equivalent number of shares of Series E-1 Preferred Stock (i.e., on a one-to-one basis), (y) all shares of Series F-2 Preferred Stock so transferred shall convert into an equivalent number of shares of Series F-1 Preferred Stock (i.e., on a one-to-one basis) and (z) all shares of Class B Common Stock so transferred shall convert into an equivalent number of shares of Class A Common Stock (i.e., on a one-to-one basis), in each case, without the payment of additional consideration by such holder or the need for further action thereby.

4.1.4    Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3    Mechanics of Conversion.

4.3.1    Notice of Conversion. In order for a holder of Common Stock or Preferred Stock to voluntarily convert shares of Common Stock or Preferred Stock into shares of Common Stock or Preferred Stock, respectively, pursuant to this Section 4, such holder shall surrender the certificate or certificates for such shares of Common Stock or Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Common Stock or Preferred Stock, as applicable (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Common Stock or shares of Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock or Preferred Stock, as applicable, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock or Preferred Stock (as the case may be) issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Common Stock or Preferred Stock, as applicable, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock or Preferred Stock (as the case may be) issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Common Stock or Preferred Stock (as they case may be) represented by the surrendered certificate that were not converted into Common Stock or Preferred Stock (as the case may be), (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock or Preferred Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2    Reservation of Shares. The Corporation shall at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion rights of the holders of Preferred Stock and the Regulated Investors, such number of its duly authorized shares of Class A Common Stock, Class B Common Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of capital stock in accordance with Part B.3 of this Article Fourth and this Section 4; and if at any time the number of authorized but unissued shares of Class A Common Stock, Class B Common Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of capital stock in accordance with Part B.3 of this Article Fourth and this Section 4, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock, Class B Common Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F-

1 Preferred Stock and/or Series F-2 Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Applicable Conversion Price below the then par value of the shares of Class A Common Stock or Class B Common Stock issuable upon conversion of the shares of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock or Class B Common Stock, as the case may be, at such adjusted Applicable Conversion Price. Prior to or concurrently with the consummation of any Dispersion Transaction, the Corporation shall, to the extent necessary, engage in best efforts to obtain the requisite stockholder approval to amend and/or restate this Certificate of Incorporation and duly authorize such number of shares of Class A Common Stock, Series E-1 Preferred Stock or Series F-1 Preferred Stock, as the case may be, as shall be sufficient to effect the conversion of all shares of Class B Common Stock, Series E-2 Preferred Stock or Series F-2 Preferred Stock as then permitted under Subsection 4.1.3.

4.3.3    Effect of Conversion. All shares of Common Stock or Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock (or Preferred Stock, as the case may be) in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series.

4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the Applicable Conversion Price shall be made for any declared but unpaid dividends on the shares of such series of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or Preferred Stock, as the case may be, upon conversion of shares of Preferred Stock or Common Stock, respectively, pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Preferred Stock, as the case may be, in a name other than that in which the shares of Preferred Stock or Common Stock, respectively, so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4    Adjustments to Applicable Conversion Price for Diluting Issues.

4.4.1    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)    “Original Issue Date” shall mean the date on which the first share of Series F Preferred Stock was issued.

(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)    shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on shares of Preferred Stock;

(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)    shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least two of the Preferred Directors;

(iv)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)    shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock actually issued upon the conversion of shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be), in each case pursuant to Section 6;

(vi)    shares of Series E-2 Preferred Stock actually issued upon the conversion of shares of Series E-1 Preferred Stock pursuant to Subsection 4.1.2;

(vii)    shares of Series F-2 Preferred Stock actually issued upon the conversion of shares of Series F-1 Preferred Stock pursuant to Subsection 4.1.2;

(viii)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including at least two of the Preferred Directors;

(ix)    shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including at least two of the Preferred Directors;

(x)    shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation, including at least two of the Preferred Directors;

(xi)    shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including at least two of the Preferred Directors; or

(xii)    shares of Common Stock offered to the public pursuant to a Qualified Public Offering (as defined in Section 5.1).

4.4.2    No Adjustment of Applicable Conversion Price. With respect to each series of Preferred Stock, no adjustment in the Applicable Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of such affected series of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock (with (x) the Series B1 Preferred Stock and Series B1-NV Preferred Stock being treated as one series for this purpose, (y) the Series E-1 Preferred Stock and the Series E-2 Preferred Stock being treated as one series for this purpose, with each holder of shares of Series E-2 Preferred Stock being entitled to vote upon, or consent with respect to, such shares of Series E-2 Preferred Stock they may hold, any such waiver of any adjustment to the Series E Conversion Price pursuant to this Subsection 4.4.2 and with all such shares of Series E-2 Preferred Stock being counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the holders of a majority of the Series E Preferred Stock has been obtained and (z) the Series F-1 Preferred Stock and the Series F-2 Preferred Stock being treated as one series for this purpose, with each holder of shares of Series F-2 Preferred Stock being entitled to vote upon, or consent with respect to, such shares of Series F-2 Preferred Stock they may hold, any such waiver of any adjustment to the Series F Conversion Price pursuant to this Subsection 4.4.2 and with all such shares of Series F-2 Preferred Stock being counted, both in the numerator and in the denominator, for purposes of determining whether the consent of the holders of a majority of the Series F Preferred Stock has been obtained).

4.4.3    Deemed Issue of Additional Shares of Common Stock.

(a)    If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such

Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to an Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, such Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing an Applicable Conversion Price to an amount which exceeds the lower of (i) the corresponding Applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the corresponding Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to an Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than such Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to an Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, such Applicable Conversion Price shall be readjusted to such Applicable Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to an Applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to an Applicable Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to an Applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4    Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Applicable Conversion Price of a series of Preferred Stock in effect immediately prior to such issuance or deemed issuance, then the Applicable Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)    “CP2” shall mean the Applicable Conversion Price of such series of Preferred Stock in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b)    “CP1” shall mean the Applicable Conversion Price of such series of Preferred Stock in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)    “B” shall mean the number of shares of Common Stock that would have been issued or deemed issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a)    Cash and Property: Such consideration shall:

(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to an Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than one hundred twenty (120) days from the first such issuance to the final such issuance, then, upon the final such issuance, such Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, each Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, each Applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Subsection 4.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event each Applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Applicable Conversion Price then in effect by a fraction:

(a)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Applicable Conversion Price shall be adjusted pursuant to this Subsection 4.6 as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the applicable series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event provision shall be made so that the holders of each series of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had such series of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of shares of Preferred Stock; provided, however, that no such provision shall be made if the holders of shares of such series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.8, if there shall occur any reorganization, recapitalization, substitution, exchange, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not one or more series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsection 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, substitution, exchange, reclassification, consolidation or merger, each share of such series of unconverted Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, substitution, exchange, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the each series of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of shares of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of an Applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock subject to such adjustment or readjustment a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Applicable Conversion Price of each series of Preferred Stock then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Preferred Stock.

4.10    Notice of Record Date. In the event:

(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the any series of Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.    Mandatory Conversion.

5.1    Trigger Events. Upon the closing of the sale of shares of Common Stock to the public at a price of at least $44.8402 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $100,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation, (a “Qualified Public Offering”) (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class A Common Stock or Class B Common Stock, as applicable, in accordance with the then effective Applicable Conversion Price and (ii) such shares may not be reissued by the Corporation. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, (i) all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the then effective Applicable Conversion Price and (ii) such shares may not be reissued by the Corporation. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series B1 Preferred Stock and Series B1-NV Preferred Stock, voting together as a single class, (i) all outstanding shares of Series B1 Preferred Stock and Series B1-NV Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the then effective Applicable Conversion Price and (ii) such shares may not be reissued by the Corporation. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Series C Holders, (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the then effective Applicable Conversion Price and (ii) such shares may not be reissued by the Corporation. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Series D Holders, (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the then effective Applicable Conversion Price and (ii) such shares may not be reissued by the Corporation. Upon the date and time, or the occurrence of an event, specified by the vote or written consent of the holders of a majority of the Series E Preferred Stock, (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Class A Common Stock or Class B Common Stock, as applicable, in accordance with the then-effective Applicable Conversion Price and (ii) such shares may not be reissued by the Corporation. Upon the date and time, or the occurrence of an event, specified by the vote or written consent of the holders of a majority of the Series F Preferred Stock, (i) all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Class A Common Stock or Class B Common Stock, as applicable, in accordance with the then-effective Applicable Conversion Price and (ii) such shares may not be reissued by the Corporation. The applicable time of any conversion of one or more series of Preferred Stock pursuant to this Subsection 5.1 is referred to herein as a “Mandatory Conversion Time.”

5.2    Procedural Requirements. All holders of record of shares of Preferred Stock being converted pursuant to Subsection 5.1 shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock being converted shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted shares of Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.    Optional Conversion of Series B1 Preferred Stock into Series B1-NV Preferred Stock and Series B1-NV Preferred Stock into Series B1 Preferred Stock.

The holders of the Series B1 Preferred Stock and Series B1-NV Preferred Stock shall have conversion rights as follows:

6.1    Right to Convert.

6.1.1    Conversion Ratio; Accrued Dividends. Each share of Series B1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Series B1-NV Preferred Stock. In addition, each share of Series B1-NV Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Series B1 Preferred Stock. Notwithstanding anything contained herein to the contrary, in connection with any such conversion of shares of Series B1 Preferred Stock into shares of Series B1-NV Preferred Stock or conversion of shares of Series B1-NV Preferred Stock into shares of Series B1 Preferred Stock, any accrued but unpaid dividends on the shares so converted will inure to and carry forward with respect to the shares into which such shares are so converted.

6.2    Mechanics of Conversion.

6.2.1    Notice of Conversion. In order for a holder of Series B1 Preferred Stock or Series B1-NV Preferred Stock to voluntarily convert shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be) into shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be), such holder shall surrender the certificate or certificates for such shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be) (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for such preferred stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be) represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be) to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Preferred Conversion Time”), and the shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be) issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Preferred Conversion Time, issue and deliver to such holder of Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be), or to his, her or its nominees, a certificate or certificates for the number of full shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be) issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be) represented by the surrendered certificate that were not converted into Series B1-NV Preferred Stock and Series B1 Preferred Stock (as the case may be).

6.2.2    Reservation of Shares. The Corporation shall at all times when the Series B1 Preferred Stock or Series B1-NV Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B1 Preferred Stock or Series B1 -NV Preferred Stock, such number of its duly authorized shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be) as shall from time to time be sufficient to effect the conversion of all outstanding

Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be); and if at any time the number of authorized but unissued shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be) to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

6.2.3    Effect of Conversion. All shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock (as the case may be) which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Preferred Conversion Time, except only the right of the holders thereof to receive shares of Series B1-NV Preferred Stock or Series B1 Preferred Stock (as the case may be) in exchange therefor. Any shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock so converted shall be deemed to be returned to the status of authorized but unissued shares of Series B1 Preferred Stock or Series B1-NV Preferred Stock, as applicable, and may be reissued as shares of such series.

6.2.4    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Series B1- NV Preferred Stock or Series B Preferred Stock upon conversion of shares of Series B Preferred Stock or Series B1-NV Preferred Stock (as the case may be) pursuant to this Section 6.

7.    Redemption.

7.1    Except (i) as set forth in Subsection 2.8.2(b); (ii) as set forth in Subsection 7.2 and Subsection 7.3 below and (iii) in connection with a BHCA Tender, the Preferred Stock is not redeemable at the option of the holder thereof.

7.2    Series E Preferred Stock Redemption Right

7.2.1    At any time on or after February 12, 2035, but within ninety (90) days after the receipt by this corporation of a written request from a holder of Series E Preferred Stock that all of the then outstanding shares of Series E Preferred Stock held by such holder be redeemed (a “Series E Redemption Request”), the Corporation shall, to the extent it may lawfully do so, within one hundred eighty days (180) (such payment date being referred to herein as the “Series E Redemption Date”) redeem the then outstanding shares of Series E Preferred Stock held by such holder by paying in cash therefor a sum per share equal to the Series E Original Issue Price for such shares of Series E Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) plus all declared but unpaid dividends on such shares (the “Series E Redemption Price”).

7.2.2    On or after the Series E Redemption Date, each holder of Series E Preferred Stock requesting redemption of such shares of Series E Preferred Stock on the Series E Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, and thereupon the applicable Series E Redemption Price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares

7.2.3    From and after each Series E Redemption Date, unless there shall have been a default in payment of the Series E Redemption Price, all rights of the holders of shares of Series E Preferred Stock designated for redemption on such Series E Redemption Date as holders of Series E Preferred Stock (except the right to receive the applicable Series E Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series E Preferred Stock on such Series E Redemption Date are insufficient to redeem the total number of shares of Series E Preferred Stock to be redeemed on such Series E Redemption Date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed in proportion to the aggregate Series E Redemption Price that each such holder would otherwise be entitled to receive pursuant to Subsection 7.2.1. The shares of Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series E Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on such Series E Redemption Date but that it has not redeemed.

7.2.4    Any amendment, modification, waiver or repeal of this Subsection 7.2 shall require the prior written approval of each Regulated Investor that holds shares of Series E Preferred Stock.

7.3    Series F Preferred Stock Redemption Right

7.3.1    At any time on or after the fifteenth (15th) anniversary of the Original Issue Date, but within ninety (90) days after the receipt by this corporation of a written request from a holder of Series F Preferred Stock that all of the then outstanding shares of Series F Preferred Stock held by such holder be redeemed (a “Series F Redemption Request”), the Corporation shall, to the extent it may lawfully do so, within one hundred eighty days (such payment date being referred to herein as the “Series F Redemption Date”) redeem the then outstanding shares of Series F Preferred Stock held by such holder by paying in cash therefor a sum per share equal to the Series F Original Issue Price for such shares of Series F Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) plus all declared but unpaid dividends on such shares (the “Series F Redemption Price”).

7.3.2    On or after the Series F Redemption Date, each holder of Series F Preferred Stock requesting redemption of such shares of Series F Preferred Stock on the Series F Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, and thereupon the applicable Series F Redemption Price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares

7.3.3    From and after each Series F Redemption Date, unless there shall have been a default in payment of the Series F Redemption Price, all rights of the holders of shares of Series F Preferred Stock designated for redemption on such Series F Redemption Date as holders of Series F Preferred Stock (except the right to receive the applicable Series F Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series F Preferred Stock on such Series F Redemption Date are insufficient to redeem the total number of shares of Series F Preferred Stock to be redeemed on such Series F Redemption Date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed in proportion to the aggregate Series F Redemption Price that each such holder would otherwise be entitled to receive pursuant to Subsection 7.2.1. The shares of Series F Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series F Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on such Series F Redemption Date but that it has not redeemed.

7.3.4    Any amendment, modification, waiver or repeal of this Subsection 7.2 shall require the prior written approval of each Regulated Investor that holds shares of Series F Preferred Stock.

7.4    The Corporation shall not, directly or indirectly, repurchase, redeem, retire or otherwise acquire any shares of the Corporation’s capital stock, or take any other action, if, as a result, any Regulated Investor would own or control, or be deemed to own or control, collectively, greater than 14.99% of the total equity of the Corporation (as determined by such Regulated Investor under applicable law, including the Bank Holding Company Act); provided, however, that this provision shall not apply to (i) any repurchases or redemptions to the extent a Regulated Investor is permitted to participate on a pro rata basis such that, after such repurchase or redemption, such Regulated Investor’s ownership of the Corporation’s shares of capital stock would not exceed 14.99% of the total equity of the Corporation; (ii) any redemption pursuant to Section 7.2 and Section 7.3 of this Restated Certificate and (iii) any repurchase or redemption pursuant to the exercise of any BHCA Tender. The Corporation shall give written notice to each Regulated Holder promptly and, in any event, no later than three (3) days prior to, directly or indirectly, repurchasing, redeeming, retiring or otherwise acquiring any of the Corporation’s capital stock, or taking any other action, if, as a result, such Regulated Investor would own or control, or be deemed to own or control, collectively, greater than 4.99% of any class of voting securities of the Corporation (as determined by such Regulated Investor under applicable law, including the Bank Holding Company Act); provided, however, that this provision shall not apply to any repurchase or redemption consummated pursuant to clause (i), clause (ii) or clause (iii) of the immediately preceding sentence.

8.    Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

9.    Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock and/or Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock and/or Series B Preferred Stock by the affirmative written consent or vote of a majority of the outstanding shares of (i) Series A Preferred Stock, in the case of a waiver affecting only the holders of Series A Preferred Stock, (ii) Series B Preferred Stock, in the case of a waiver affecting only the holders of Series B Preferred Stock, and (iii) Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, in the case of a waiver affecting the holders of Series A Preferred Stock and Series B Preferred Stock. Any of the rights, powers, preferences and other terms of the Series B1 Preferred Stock and/or Series B1-NV Preferred Stock set forth herein may be waived on behalf of all holders of Series B1 Preferred Stock and/or Series B1-NV Preferred Stock by the affirmative written consent or vote of a majority of the outstanding shares of Series B1 Preferred Stock and Series B1-NV Preferred Stock, voting together as a single class. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of a majority of the outstanding shares of Series C Preferred Stock. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of a majority of the outstanding shares of Series D Preferred Stock. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of a majority of the outstanding shares of Series E-1 Preferred Stock; provided, however, that with respect to any waiver that significantly and adversely affects the rights or preferences of any shares of Series E Preferred Stock held by a Regulated Investor, as determined by such Regulated Investor under Regulation Y, all holders of shares of Series E-2 Preferred Stock shall be entitled to vote such shares of Series E-2 Preferred Stock they may hold in respect of such waiver, and all such shares of Series E-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the requisite consent has been obtained. Any of the rights, powers, preferences and other terms of the Series F Preferred Stock set forth herein may be waived on behalf of all holders of Series F Preferred Stock by the affirmative written consent or vote of the holders of a majority of the outstanding shares of Series F-1 Preferred Stock; provided, however, that with respect to any waiver that significantly and adversely affects the rights or preferences of any shares of Series F Preferred Stock held by a Regulated Investor, as determined by such Regulated Investor under Regulation Y, all holders of shares of Series F-2 Preferred Stock shall be entitled to vote such shares of Series F-2 Preferred Stock they may hold in respect of such waiver, and all such shares of Series F-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the requisite consent has been obtained.

10.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by this Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1.    Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.    Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.    Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.    Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.    Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.    Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.    Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, any Excluded Opportunity, and hereby waives any claim that such Excluded Opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any Affiliate, partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly in such Covered Person’s capacity as a director of the Corporation.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

*    *    *

10.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

11.    That this Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Seventh Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 23rd day of February, 2021.

By:	/s/ Michael Massaro
Name:	Michael Massaro
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FLYWIRE CORPORATION

Flywire Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Flywire Corporation and that this corporation was originally incorporated pursuant to the General Corporation Law on July 31, 2009 under the name peerTransfer Corporation.

SECOND: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Eighth Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED FURTHER, that the first paragraph of Article FOURTH of the Eighth Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“Forward Stock Split; Authorization of Stock. Effective upon the filing of this Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a forward stock split of this Corporation’s capital stock shall become effective such that (i) each share of Preferred Stock (as defined below) and Common Stock (as defined below) outstanding immediately prior to the Effective Time shall be automatically converted into 3 shares of Preferred Stock or Common Stock, as applicable (the “Forward Stock Split”), which shares shall be fully paid and nonassessable. No fractional shares of Preferred Stock or Common Stock shall be issued as a result of the Forward Stock Split. Such Forward Stock Split shall occur on a certificate by certificate basis and whether or not certificates representing any stockholder’s shares held prior to the Forward Stock Split are surrendered for cancellation. Following the Effective Time, the total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 154,570,395 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of which (A) 145,500,000 shares are designated as Class A Common Stock (the “Class A Common Stock”) and (B) 9,070,395 shares are designated as Class B Common Stock (the “Class B Common Stock”), and (ii) 81,682,587 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”) of which (A) 14,475,186 shares are designated as Series A Preferred Stock (the “Series A Preferred Stock”), (B) 9,917,487 shares are designated as Series B Preferred Stock (the “Series B Preferred Stock”), (C) 8,325,933 shares are designated as Series B1-NV Preferred Stock (the “Series B1-NV Preferred Stock”), (D) 8,325,933 shares are designated as Series B1 Preferred Stock (the “Series B1 Preferred Stock” and together with the Series B Preferred Stock and the Series B1-NV Preferred Stock, the “Tier 1 Preferred Stock”), (E) 15,245,853 shares are designated as Series C Preferred Stock (the “Series C Preferred Stock”), (F) 6,625,002 shares are designated as Series D Preferred Stock (the “Series D Preferred Stock”), (G) 7,124,862 shares are designated as Series E-1 Preferred Stock (the “Series E-1 Preferred Stock”), (H) 8,898,270 shares are designated as Series E-2 Preferred Stock (the “Series E-2 Preferred Stock” and together with the Series E-1 Preferred Stock, the “Series E Preferred Stock”), (I) 2,571,936 shares are designated as Series F-1 Preferred Stock (the “Series F-1 Preferred Stock”) and (J) 172,125 shares are designated as Series F-2 Preferred Stock (the “Series F-2 Preferred Stock” and, together with the Series F-1 Preferred Stock, the “Series F Preferred Stock” and together with the Tier 1 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, the “Senior Preferred Stock”). The shares of Series B1 Preferred Stock and Series B1-NV Preferred Stock shall have identical rights, preferences, privileges, restrictions in every respect, except as expressly set forth in Part B of this Article Fourth.”

RESOLVED FURTHER, that Section 4.1.1 of Article FOURTH, Part C, of the Eighth Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“Conversion Ratio. Each share of (i) Preferred Stock (other than the Series E-2 Preferred Stock and the Series F-2 Preferred Stock) shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Applicable Original Issue Price by the Applicable Conversion Price (as defined below) in effect at the time of conversion, (ii) Series E-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion and (iii) Series F-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Series F Original Issue Price by the

Series F Conversion Price (as defined below) in effect at the time of conversion. The “Applicable Conversion Price” shall mean, as the context so requires, the Series A Conversion Price, with respect to the conversion of shares of Series A Preferred Stock; the Series B Conversion Price, with respect to the conversion of shares of Series B Preferred Stock; the Series B1-NV Conversion Price, with respect to the conversion of shares of Series B1-NV Preferred Stock; the Series B1 Conversion Price, with respect to the conversion of shares of Series B1 Preferred Stock; the Series C Conversion Price, with respect to the conversion of shares of Series C Preferred Stock; the Series D Conversion Price, with respect to the conversion of shares of Series D Preferred Stock; the Series E Conversion Price, with respect to the conversion of shares of Series E-1 Preferred Stock and shares of Series E-2 Preferred Stock; and the Series F Conversion Price, with respect to the conversion of shares of Series F-1 Preferred Stock and shares of Series F-2 Preferred Stock. Following the Effective Time, the “Series A Conversion Price” shall initially be equal to $0.6580. The “Series B Conversion Price” shall initially be equal to $0.6580. The “Series B1-NV Conversion Price” shall initially be equal to $0.7507. The “Series B1 Conversion Price” shall initially be equal to $0.7507. The “Series C Conversion Price” shall initially be equal to $1.480. The “Series D Conversion Price” shall initially be equal to $7.54717. The “Series E Conversion Price” shall initially be equal to $10.67623. The “Series F Conversion Price” shall initially be equal to $23.32873. For the avoidance of doubt, (i) the Applicable Conversion Price for each series of Preferred Stock is reflective of the Forward Stock Split and no further adjustment to the Applicable Conversion Price shall be made pursuant to Section 4.5 hereof, as a result of the filing of this Certificate of Amendment, and (ii) except as otherwise set forth in this Certificate of Amendment, any other adjustment required by the provisions in the Eighth Amended and Restated Certificate of Incorporation (as amended hereby) as a result of the Forward Stock Split shall occur automatically as set forth therein. The Applicable Conversion Price, and the rate at which shares of each series of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.”

THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Flywire Corporation has caused this Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer on this 14th day of May, 2021.

FLYWIRE CORPORATION

By:	/s/ Michael Massaro
Name:	Michael Massaro
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

CERTIFICATE OF AMENDMENT TO THE EIGHTH AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF FLYWIRE CORPORATION